EXHIBIT 10.11

                           PROMISSORY NOTE PAYABLE

All-American SportPark, Inc. (AASP) acknowledges receipt of $100,000 on November 17, 2004 from BE Holdings I, LLC. AASP promises to repay this note in its entirety with interest accrued at 10% per annum, accrued monthly. Repayments are unscheduled regarding dates and amounts and will be made as availability of funds permits.

Acknowledged and agreed to this 24th day of March 2005, by:



/s/ Ron Boreta
Ron Boreta, President
All-American SportPark, Inc.




/s/ Vaso Boreta
Vaso Boreta
BE Holdings I, LLC